                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 8, 1996

                                 ______________

                                 W.H. BRADY CO.
             (Exact name of registrant as specified in its charter)

         Wisconsin                       0-12730                  39-0178960
(State or other jurisdiction        (Commission File              (IRS Employer
      of incorporation)                  Number)                  Identification
                                                                  Number)

                           6555 West Good Hope Road,
                              Milwaukee, WI  53223
                    (Address of principal executive offices)

                                 (414) 358-6600
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         On April 8, 1996, W.H. Brady Co. ("Brady" or the "Company") consummated its previously announced acquisition of Varitronic Systems, Inc., a Minnesota corporation ("VSI") in accordance with the Agreement and Plan of Merger, dated February 27, 1996 (the "Merger Agreement") by and between Brady, Brady USA, Inc., a Wisconsin corporation and wholly-owned subsidiary of Brady ("BUSA"), VSI Acquisition Co., a Minnesota corporation and wholly-owned subsidiary of BUSA ("VSI Acquisition"), and VSI.

         The Merger Agreement is incorporated herein by reference to Exhibit
(c)(1) to Brady's Schedule 14D-1, as filed with the Securities and Exchange Commission (the "SEC") on February 29, 1996. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

         The Merger Agreement provided for a merger of VSI Acquisition and VSI (the "Transaction") as soon as practicable after the purchase of shares pursuant to Brady's offer to purchase all of the shares of VSI's outstanding common stock ("VSI Common Stock") (upon the terms and conditions of the offer to purchase and in the related letter of transmittal, which together constitute the "Offer"). The Transaction was approved by the Boards of Directors of the constituent companies.

         Pursuant to the Offer, VSI Acquisition acquired 2,297,532 shares of VSI Common Stock, representing approximately 99% of the outstanding shares of the VSI Common Stock on February 27, 1996, as computed in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. The Company incorporates information on its acquisition of VSI Common Stock pursuant to the Offer from its Amendment No. 1 to Schedule 13D filed on April 5, 1996.

         Pursuant to the Merger Agreement, and in accordance with the Minnesota Business Corporations Act, VSI Acquisition was merged with and into VSI when, on April 8, 1996, Articles of Merger were filed with, and accepted by, the Secretary of State for the State of Minnesota. Following the merger, the separate corporate existence of VSI Acquisition ceased and VSI continued as the surviving corporation and succeeded to and assumed all the rights and obligations of VSI Acquisition in accordance with the Minnesota Business Corporations Act and the Merger Agreement. The cash that was paid to VSI shareholders was funded through the use of available working capital. Cash paid for the VSI Common Stock totalled approximately $40.6 million.

         VSI will take a charge against its third quarter earnings in the amount of approximately $2.9 million as a result of expenses incurred in connection with the Transaction.

         VSI, headquartered in Minneapolis, Minnesota, develops, manufactures and markets supply-consuming lettering, labeling, signage and presentation systems that enhance the quality, professionalism and effectiveness of a wide range of communications. It also offers a broad range of consumable supplies and accessories that are used with all of its products. Its manufacturing facilities are located in the Minneapolis area. VSI has previously supplied the Company with the Labelizer(R) PLUS and the LabelLite(TM) printers and related supplies. These items accounted for approximately $16.8 million or 5.3% of the Company's fiscal 1995 net sales.

Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements of Business Acquired.

                 The audited financial statements of VSI required by this Item 7(a) are incorporated herein by reference from the financial statements of VSI which are incorporated by reference in the Annual Report on Form 10-K of VSI for the year ended July 31, 1995. The six month unaudited financial information for VSI is incorporated herein by reference to the financial statements of VSI set forth in the Quarterly Report on Form 10-Q of VSI for the quarter ended January 31, 1996. The financial statements are included herewith as Exhibit 99.7 and 99.8, respectively.

         (b)     Pro Forma Financial Information.

       CONSOLIDATED PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Effective November 15, 1995, the Company (Brady) acquired the common stock of Techpress II Limited (Tech Press) located in Middlesex, England, a marketer of printing and labeling systems, for cash of $4,277,000 and a payable of $389,000. Effective January 2, 1996, the Company acquired the common stock of The Hirol Company (Hirol) located in Fort Lauderdale, Florida, a manufacturer of die-cut parts for the electronic, telecommunications and medical testing markets, for cash of $10,800,000. The final purchase price of these acquisitions are subject to change based on the final determination of net worth of the respective companies.

On April 8, 1996, the Company, by merger, completed its acquisition of all of the outstanding capital stock of Varitronic Systems, Inc. ("VSI") for cash aggregating $40,590,000. VSI develops, manufactures and markets supply-consuming lettering, labeling, signage and presentation systems. It also offers a broad range of consumable supplies and accessories that are used with its products.

The following unaudited consolidated pro forma condensed balance sheet combines the consolidated condensed balance sheet of Brady as of January 31, 1996 and the consolidated condensed balance sheet of VSI as of January 31, 1996. The following unaudited consolidated pro forma condensed statements of income combine the consolidated condensed statements of income of Brady for the year ended July 31, 1995 and for the six months ended January 31, 1996, with the condensed statements of income of VSI, Tech Press and Hirol for the year ended July 31, 1995 and the six months ended January 31, 1996 as if the transactions had occurred at the beginning of the respective periods. The pro forma information is based on the historical financial statements of Brady and the acquired companies, giving effect to the transactions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated condensed financial statements.

The unaudited pro forma consolidated condensed balance sheet and the pro forma consolidated condensed statements of income have been prepared by Brady management based upon the financial statements of Brady and acquired companies for the periods indicated, including an estimated preliminary allocation of the purchase price. Brady is in the process of having appraisals performed of the assets acquired for the purpose of determining their fair values at the date of acquisition. The allocations of the purchase price assigned to the assets acquired and liabilities assumed and their related amortizations in the accompanying pro forma financial statements are based upon preliminary estimates and will be revised (possibly materially) when the final fair value allocations are determined, as will the related income tax effects of the pro forma adjustments.

The pro forma net income per common share, the pro forma consolidated condensed income statements and the pro forma consolidated condensed balance sheet data are presented for informational purposes only and are not necessarily indicative either of what the Company's actual results of operations would have been after giving effect to the assumptions referred to above or of the Company's future consolidated financial position or results of operations.

W. H. BRADY CO.

UNAUDITED CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
(IN THOUSANDS)
JANUARY 31, 1996
- --------------------------------------------------------------------------------

                                                     HISTORICAL                                                BRADY
                                               -----------------------                PRO FORMA              PRO FORMA
                                                 BRADY           VSI                 ADJUSTMENTS            CONSOLIDATED
ASSETS
  Current assets:
    Cash and cash equivalents                  $ 72,890         $ 2,906               $(40,590)a              $ 35,206
    Accounts receivable                          53,220           7,339                                         60,559
    Inventories                                  27,976          11,648                                         39,624
    Prepaid expenses                             10,935           1,556                  1,824 e                14,315
                                               --------         -------               --------                --------
           Total current assets                 165,021          23,449                (38,766)                149,704

  Other assets                                   18,555                                 24,305 d                42,590
                                                                                           500 b
                                                                                          (770)e
  Net property, plant and equipment              58,556           3,975                  1,500 b                64,031
                                               --------         -------               --------                --------
Total assets                                   $242,132         $27,424               $(13,231)               $256,325
                                               ========         =======               ========                ========
LIABILITIES AND STOCKHOLDERS'
  INVESTMENT
  Current liabilities:
    Accounts payable and other
      current liabilities                      $ 38,228         $ 3,756               $  6,737 c              $ 48,721
    Current maturities on long-term debt            239             900                                          1,139
                                               --------         -------               --------                --------
           Total current liabilities             38,467           4,656                  6,737                  49,860

  Long-term debt                                  1,944           2,800                                          4,744

  Other liabilities                              24,896                                                         24,896
                                               --------         -------               --------                --------
           Total liabilities                     65,307           7,456                  6,737                  79,500

  Stockholders' investment:
    Preferred stock                               2,855                                                          2,855
    Common stock:
      Class A nonvoting                             201                                                            201
      Class B voting                                 18                                                             18
      Common stock                                                   23                     23 f
    Additional paid-in capital                    8,139             115                   (115)f                 8,139
    Earnings retained in the business           162,176          19,830                (19,830)f               162,176
    Cumulative translation adjustment             3,436                                                          3,436
                                               --------         -------               --------                --------
Total stockholders' investment                  176,825          19,968                (19,968)                176,825
                                               --------         -------               --------                --------
Total liabilities and stockholders'
  investment                                   $242,132         $27,424               $(13,231)               $256,325
                                               ========         =======               ========                ========

W. H. BRADY CO.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
- --------------------------------------------------------------------------------

The pro forma balance sheet includes the effect of VSI as though the acquisition had occurred on January 31, 1996.

a) To reflect the cash paid to acquire all of the outstanding common stock of VSI at $17.50 per share.

b) The allocation of the purchase price of VSI has not been finally determined. Such amount represents estimated amounts to be allocated to property, plant and equipment and other intangibles.

c) To reflect the estimated liabilities related to VSI employee stock options and stock purchase plans, employee severance accruals and direct merger expenses.

d) To reflect the estimated amount to be allocated to goodwill relating to the VSI acquisition.

e)   Net effect of tax temporary differences.

f)   Net effect of adjustments relating to the VSI acquisition.

W. H. BRADY CO.

UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENT OF INCOME
(IN THOUSANDS)
YEAR ENDED JULY 31, 1995
- --------------------------------------------------------------------------------

                                                              HISTORICAL
                                         ---------------------------------------------------                             BRADY
                                                                         TECH                        PRO FORMA         PRO FORMA
                                             BRADY          VSI f        PRESS       HIROL          ADJUSTMENTS       CONSOLIDATED
Net sales                                 $   314,362      $ 49,525    $ 12,605     $ 7,412           $(13,155)a     $   370,749
Operating expenses:
  Cost of products sold                       143,634        33,457       8,093       3,778            (13,155)a         176,178
                                                                                                           371 b
  Research and development                     10,426         2,528                                                       12,954
  Selling, general and administrative         119,717        12,609       3,378       2,072              1,105 c         138,881
                                          -----------      --------    --------     -------           --------       -----------
           Total operating expenses           273,777        48,594      11,471       5,850            (11,679)          328,013
                                          -----------      --------    --------     -------           --------       -----------
           Operating income                    40,585           931       1,134       1,562             (1,476)           42,736

Other income and (expense):
  Investment and other income                   4,609                       (37)         26             (2,361)d           2,237
  Interest expense                               (555)         (313)         (2)        (27)                                (897)
                                          -----------      --------    --------     -------           --------       -----------
           Net other income                     4,054          (313)        (39)         (1)            (2,361)            1,340
                                          -----------      --------    --------     -------           --------       -----------
           Income before taxes                 44,639           618       1,095       1,561             (3,837)           44,076

Income taxes                                   16,728            75         396                            458 e          17,657
                                          -----------      --------    --------     -------           --------       -----------
           Net income                     $    27,911      $    543    $    699     $ 1,561           $ (4,295)      $    26,419
                                          ===========      ========    ========     =======           ========       ===========
Net income per common share -
  Class A nonvoting                       $      1.27                                                                $      1.20
                                          ===========                                                                ===========
Weighted average shares                    21,799,930                                                                 21,799,930
                                          ===========                                                                ===========

W. H. BRADY CO.

UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENT OF INCOME
(IN THOUSANDS)
SIX MONTHS ENDED JANUARY 31, 1996
- --------------------------------------------------------------------------------

                                                              HISTORICAL
                                         ---------------------------------------------------                       BRADY
                                                                         TECH                    PRO FORMA       PRO FORMA
                                             BRADY          VSI          PRESS    HIROL         ADJUSTMENTS     CONSOLIDATED
Net sales                                 $   167,043      $25,504      $3,574    $3,429        $(6,035)a      $   193,515
Operating expenses:
  Cost of products sold                        77,292       16,304       2,319     1,803         (6,035)a           91,869
                                                                                                    186 b
  Research and development                      5,505          948                                                   6,453
  Selling, general and administrative          67,942        5,968         848       876            553 c           76,187
                                          -----------      -------      ------    ------        -------        -----------
           Total operating expenses           150,739       23,220       3,167     2,679         (5,296)           174,509
                                          -----------      -------      ------    ------        -------        -----------
           Operating income                    16,304        2,284         407       750           (739)            19,006

Other income and (expense):
  Investment and other income                   3,672                       18        15           (666)d            3,039
  Interest expense                               (117)        (113)         (1)       (7)                             (238)
                                          -----------      -------      ------    ------        -------        -----------
           Net other income                     3,555         (113)         17         8           (666)             2,801
                                          -----------      -------      ------    ------        -------        -----------
           Income before taxes                 19,859        2,171         424       758         (1,405)            21,807

Income taxes                                    7,649          670         170                      220 e            8,709
                                          -----------      -------      ------    ------        -------        -----------
           Net income                     $    12,210      $ 1,501      $  254    $  758        $(1,625)       $    13,098
                                          ===========      =======      ======    ======        =======        ===========
Net income per common share -
  Class A nonvoting                       $      0.55                                                          $      0.59
                                          ===========                                                          ===========
Weighted average shares                    21,837,040                                                           21,837,040
                                          ===========                                                          ===========

W. H. BRADY CO.

NOTES TO CONSOLIDATED PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED)
- --------------------------------------------------------------------------------

The accompanying consolidated condensed pro forma statements of income for the year ended July 31, 1995 and the six months ended January 31, 1996 have been prepared as if the transactions were consummated as of August 1, 1994. The results of operations of Tech Press and Hirol are included in Brady results from the effective dates of the respective acquisitions.

a. Elimination of intercompany sales and cost of sales between VSI, Tech Press and Brady.

b. Reflect additional estimated depreciation and amortization expense relating to the preliminary estimated allocations to the carrying amount of property, plant and equipment and other intangibles over periods of 5 to 7 years.

c.   Estimated amortization of goodwill over periods of 20 and 40 years.

d. Reduction of interest income relating to the cash used to purchase VSI, Tech Press and Hirol.

e. To reflect the tax effect relating to the pro forma adjustments and income taxes related to Hirol (a S Corporation).

f. The historical results of VSI include a charge to earnings of $1,647,000 in fiscal 1995. VSI terminated 42 full-time employees in August 1995 pursuant to a plan of termination in place as of July 31, 1995, and recorded a related charge of $247,000 in general and administrative expenses. A charge of $1,145,000 was recorded in cost of sales to increase inventory valuation reserves, and $255,000 was recorded in marketing and sales expenses to reflect a decrease in the value of certain assets which support a product introduced for sale during fiscal 1995.

g. VSI will take a charge against earnings during the quarter ended April 30, 1996 aggregating approximately $2,900,000 as a result of expenses incurred in connection with the purchase by Brady.


         (c)     Exhibits.

                 See Exhibit Index on the last page of this Current Report of Form 8-K, which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        W.H. BRADY CO.


April 18, 1996                          /s/  Donald P. DeLuca
- ------------------------                ---------------------------------
Date                                    by:  Donald P. DeLuca
                                             Senior Vice President and
                                             Treasurer

                                 EXHIBIT INDEX

Exhibit No.
- -----------
    2        Agreement and Plan of Merger, dated as of February 27, 1996, among the Company,
             VSI Acquisition Co., BUSA, and Brady and Stock Option Agreement. (Exhibit (c)(1)
             to Schedule 14D-1)*

   23        Consent of Coopers & Lybrand L.L.P.

  99.1       Schedule 14D-1 filed by Brady on February 29, 1996.*

  99.2       Offer to Purchase, dated February 29, 1996.  (Exhibit (a)(1) to Schedule 14D-1)*

  99.3       Letter of Transmittal, dated February 29, 1996.  (Exhibit (a)(2) to Schedule 14D-1)*

  99.4       Text of Press Release, dated February 27, 1996.  (Exhibit (a)(7) to Schedule 14D-1)*

  99.5       Summary Advertisement, dated February 29, 1996.  (Exhibit (a)(8) to Schedule 14D-1)*

  99.6       Text of Press Release, dated March 29, 1996 (Exhibit (a)(10) to Amendment No. 2 to
             Schedule 14D-1).*

  99.7       Financial statements of VSI set forth in the Annual Report on Form 10-K of VSI for the year ended July 31, 1995.**

  99.8       Financial statements of VSI set forth in the Quarterly Report on Form 10-Q of VSI for the quarter ended January 31, 1996.***



   *   The referenced Schedule 14D-1 was filed on February 29, 1996.

   **  The referenced Form 10-K was filed on October 26, 1995.

   *** The referenced Form 10-Q was filed on March 15, 1996.